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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549-1004



                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) June 1, 1998




                            COMMONWEALTH ENERGY SYSTEM
      (Exact name of registrant as specified in its Declaration of Trust)



                                     1-7316
                           (Commission File Number)



        Massachusetts                                   04-1662010
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)



One Main Street, Cambridge, Massachusetts               02142-9150
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code    (617) 225-4000



                              (Not Applicable)
(Former name, address and fiscal year, if changed since last report)
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                          COMMONWEALTH ENERGY SYSTEM

Item 2.  Acquisition or Disposition of Assets

    On June 1, 1998, Advanced Energy Systems, Inc. (AES), a wholly-owned subsidiary of Commonwealth Energy System (the System), purchased the total energy plant located in the Longwood Medical Area of Boston, MA (MATEP) for $147.3 million from Medical Area Total Energy Plant, Inc., a subsidiary of Harvard University (Harvard) of Cambridge, MA. The acquisition price was established through a sealed bid auction process. The expectation is that this facility will increase system revenues by approximately $45 million in 1998 and, on average, by approximately $65 million in the years 1999 through 2002.

    This acquisition has been financed, on a short-term basis, through a $150 million term loan agreement with Barclay's Bank PLC that will be repaid with the proceeds from a permanent financing plan that is expected to be completed in late June. This plan will ultimately include a long-term bank loan to AES for approximately $110 million and an equity contribution from the System to AES of approximately $40 million.

    MATEP, a cogeneration plant which began steam and chilled water operation in 1980 and electricity generation in 1986, was conceived and constructed by Harvard to provide a reliable and cost-effective supply of heating, cooling and electricity to Harvard-affiliated hospitals, medical research centers and teaching institutions in the 200-acre Longwood Medical Area of Boston. By recapturing and reusing heat that would be wasted in a conventional power plant, MATEP is designed to produce 30% more energy per gallon of oil than the electric power generating plants in use across Massachusetts. The medical area customers served by contracts which were assigned to AES include six hospitals that have more than 2,000 beds and serve approximately 85,000 inpatients and 50,000 outpatients annually. MATEP equipment serves over 9 million square feet of space and includes three steam boilers, two heat-recovery steam generators, two steam turbine generators, seven chillers, and six diesel engines to provide the primary source of electrical power. The plant is powered by natural gas and No. 2 fuel oil and is capable of producing a total of 62 MW of electricity, 900,000 lb/hr of steam, and 28,000 tons/hr for cooling. The hospitals' contracts for MATEP power, steam, and chilled water extend through 2015. AES intends to utilize the MATEP facility for purposes that are consistent with the previous owner.

    Harvard has been a major, long-term customer of COM/Energy Steam Company, Cambridge Electric Light Company and Commonwealth Gas Company, all of which are subsidiaries of the System.
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                          COMMONWEALTH ENERGY SYSTEM

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (a) Financial Statements of Businesses Acquired

        Not applicable.

    (b) Pro Forma Financial Information

        Not applicable.

    (c) Exhibits

        Exhibit 2. Plan of acquisition, reorganization, arrangement, liquidation, or succession.

          Filed herewith as Exhibit 1:

          2.1 Stock and Asset Purchase Agreement dated as of January 16, 1998 by and among Advanced Energy Systems, Inc., MATEP LLC, Advanced Energy Systems Management Company, Inc., President and Fellows of Harvard College, Cogeneration Management Company, Inc., and Medical Area Total Energy Plant, Inc.

          (Exhibit 1, as filed herein, does not contain supplemental Exhibits and Schedules that are a part of the Agreement. However, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.)

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                          COMMONWEALTH ENERGY SYSTEM

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            COMMONWEALTH ENERGY SYSTEM
                                                  (Registrant)





                                            JAMES D. RAPPOLI
                                            James D. Rappoli,
                                            Financial Vice President
                                              and Treasurer




Date:  June 12, 1998